NEWS RELEASE

FOR IMMEDIATE RELEASE                   Stock Symbol: BFSB
January 24, 2006                        Traded on Nasdaq National Market

CONTACT:
Angelo Di Lorenzo
President and Chief Executive Officer
(718) 855-8500


                    BROOKLYN FEDERAL BANCORP, INC. ANNOUNCES
                       ANNUAL MEETING OF STOCKHOLDERS DATE


BROOKLYN, N.Y. - January 24, 2006 - Brooklyn Federal Bancorp, Inc. (Nasdaq National Market: BFSB), the parent company of Brooklyn Federal Savings Bank, today announced that it will hold its Annual Meeting of Stockholders on April 11, 2006 at 4:00 p.m. local time. The meeting will be held at the main office of Brooklyn Federal Savings Bank located at 81 Court Street, Brooklyn, New York 11201. Stockholders of the record on February 28, 2006 will be eligible to vote at the annual meeting of stockholders.

         The Annual Meeting of Stockholders is being held for the purposes of considering and voting on the election of two directors, the Brooklyn Federal Bancorp, Inc. 2006 Stock-Based Incentive Plan and the ratification of the appointment of independent auditors.

         This press release may contain certain "forward-looking statements" which may be identified by the use of such words as "believe", "expect", "intend", "anticipate", "should", "planned", "estimated", and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.